UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  (October 23, 2006) (October 17, 2006)

Momenta Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50797	04-3561634
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification
of Incorporation)		No.)

675 West Kendall Street, Cambridge, MA		02142
(Address of Principal Executive Offices)		(Zip Code)

(617) 491-9700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

Letter Agreement between the Company and Alan L. Crane

In connection with the resignation of Alan L. Crane, the former President and Chief Executive Officer of Momenta Pharmaceuticals, Inc. (the “Company”), on October 17, 2006, the Company entered into a letter agreement (the “Letter Agreement”) with Mr. Crane.  In recognition of Mr. Crane’s contributions to the Company, the Letter Agreement provides for a severance payment to Mr. Crane in the amount of $315,000, payable in one lump-sum in accordance with the Company’s normal payroll procedures.  Under the terms of the Letter Agreement, Mr. Crane has reaffirmed certain obligations under his employment agreement with the Company dated March 15, 2002, as amended, including his agreement to protect the Company’s confidential information and non-competition and non-solicitation obligations that extend for a period of twelve months following his employment with the Company.  The Letter Agreement also contemplates a Consulting Agreement between the Company and Mr. Crane which is included as an attachment to the Letter Agreement and is described below.  Under law, the Letter Agreement may be revoked by Mr. Crane at any time prior to October 24, 2006.

In addition, under an attachment to the Letter Agreement (such attachment containing the “Consulting Agreement”), Mr. Crane has agreed to provide consulting services to the Company relating to certain transition activities, including, but not limited to, service as one of the Company’s members of the joint steering committees contemplated in (1) the Memorandum of Understanding dated as of July 25, 2006 by and between the Company and Sandoz AG and (2) the Collaboration and License Agreement, dated November 1, 2003, by and among Sandoz N.V. (formerly Biochemie West Indies, N.V.), Sandoz Inc. (formerly Geneva Pharmaceuticals, Inc.) and the Company.  The term of the Consulting Agreement extends until December 31, 2007, or such longer period as may be mutually agreed upon by the Company and Mr. Crane; provided, however, the Company may terminate the Consulting Agreement after twelve months without further obligation.  As compensation under the Consulting Agreement, the Company has agreed to pay Mr. Crane a monthly fee of $10,000 in arrears.  The Consulting Agreement contains nondisclosure and assignment of intellectual property terms in favor of the Company.  In addition, Mr. Crane has agreed that during the term of the Consulting Agreement and for a period of one year thereafter, he will not provide consulting services to any business or entity with respect to a project or product in the Field of Interest (as defined in the Letter Agreement) that competes with a project or product of the Company and for which he is or was providing consulting services under the Consulting Agreement.  The Consulting Agreement also includes representations and warranties to the Company regarding matters that are customarily included in agreements of this nature.

The foregoing is a summary description of the terms of the Letter Agreement, including the Consulting Agreement, and is qualified in its entirety by the text of the Letter Agreement which the Company expects to file as an exhibit to its Quarterly Report on Form 10-Q for the quarterly period ending September 30, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOMENTA PHARMACEUTICALS, INC.

Date: October 23, 2006	By:	/s/ Richard P. Shea
Richard P. Shea
Chief Financial Officer
(Principal Financial Officer)